SCHEDULE 14A
                         (RULE 14A-101)
            INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934
                    -----------------------

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / / Preliminary Proxy Statement
      / / Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
      /X/ Definitive Proxy Statement
      / / Definitive Additional Materials
      / / Soliciting Material Pursuant to Section240.14a-12

                        HOMASOTE COMPANY
  -----------------------------------------------------------
        (Name of Registrant as Specified In Its Charter

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.
     (1)  Title of each class of securities to which transaction applies:
          ------------------------------------------------------------

     (2)   Aggregate number of securities to which transaction applies:
          ------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          -------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
          -------------------------------------------------------------
     (5)  Total fee paid:
          ------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ /  Check box if any part of the fee is offset as provided by     Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
          -------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
          ---------------------------------------------------
     (3)  Filing Party:
          ---------------------------------------------------
     (4)  Date Filed:
          ----------------------------------------------------
                        HOMASOTE COMPANY
                 LOWER FERRY ROAD, PO BOX 7240
                     WEST TRENTON, NJ 08628

            Notice of Annual Meeting of Stockholders

                          May 2, 2002


TO THE STOCKHOLDERS:

  The Annual Meeting of Stockholders of Homasote Company will be held at the Office of the Company, 932 Lower Ferry Road, West
Trenton, New Jersey, on Thursday, May 2, 2002, at 10:00 a.m. for the following purposes:

  1.To elect 10 directors to hold office for one year and until their successors shall be elected and shall qualify, and

  2.To transact such other business as may properly come before the meeting or any adjournment thereof.

  Pursuant to the provisions of the Bylaws, the Board of Directors has fixed the close of business on March 13, 2002 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting. The stock transfer books will not be closed.


                           By Order of the Board of Directors


                           JENNIFER D. BARTKOVICH
                           Secretary
Trenton, New Jersey
April 3, 2002


  Whether or not you expect to be present at the meeting, please sign the accompanying Proxy and return it promptly in the enclosed self-addressed envelope, which requires no postage if mailed in the United States, so that your shares may be represented at the meeting.









                        PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Homasote Company of Proxies to be voted at the Annual Meeting of Stockholders of Homasote Company (the "Company") to be held May 2, 2002.

  The Company's Annual Report for the year ended December 31,
2001, Notice of Meeting, and a form of Proxy accompany this Proxy Statement. The Proxy may be revoked by the person giving it at any time prior to its use by voting in person at the meeting, by filing a later dated proxy with Jennifer D. Bartkovich, Secretary, Homasote Company, P. O. Box 7240, West Trenton, New Jersey 08628-0240, or by giving written notice of such revocation to the Secretary of the Company.

  The mailing address of the Company is P.O. Box 7240, West
Trenton, New Jersey 08628-0240.  It is anticipated that the Proxy
Statement and accompanying Proxy will first be sent to the Stockholders on or about April 3, 2002.


        VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  As of March 13, 2002, the Company had 348,799 shares of outstanding common stock, 20 cents par value, which constitutes all of the outstanding voting securities of the Company. Only holders of common stock of record at the close of business on March 13, 2002, will be entitled to one vote per share on all business of the meeting. Abstentions and any shares as to which a broker or nominee indicates that it does not have discretionary authority to vote on a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining whether the approval of stockholders has been obtained with respect to any such matter and thus will have the effect of a vote to "Withhold" in the election of directors.


















     The following table sets forth certain information as of March
13, 2002, with respect to the only persons known to the Company who beneficially owned more than 5% of the Company's voting securities.
                         Shares of Common Stock        Percent
Name and Address of      of the Company Beneficially    of
Beneficial Owner         Owned Directly or Indirectly  Class


Irving Flicker                30,132                     8.64
  860 Lower Ferry Road
  Trenton, NJ 08628

Warren L. Flicker             60,282                    17.28
  14 Pond View Lane
  Titusville, NJ 08560

Michael R. Flicker, Esquire   56,092                    16.08
  120-B Santa Margarita Ave.
  Menlo Park, CA 94025

Estate of Shanley E. Flicker  18,000                     5.16
  18 Edgewood Road
  Yardley, PA 19067

                     ELECTION OF DIRECTORS

  The Company currently has ten Directors who were elected for one-year terms and serve until their respective successors are duly elected and qualified. Unless marked to the contrary, it is intended that votes will be cast pursuant to the Proxies hereby solicited for the election of the ten nominees listed in the table below to serve until the Company's Annual Meeting in 2003 and until their respective successors are duly elected and qualified. Each of the nominees listed below is currently a Director of the Company, having been elected to serve as a Director at the Company's Annual Meeting in 2001. Directors will be elected by a plurality vote. The Management is informed that all of the nominees are willing to serve as Directors, but if at the time of election any of the nominees should be unavailable for election, a circumstance which is not anticipated by the Board of Directors, the Proxies will be voted for such substituted nominee or nominees as may be designated by the Board of Directors. The following table sets forth certain information with respect to the Directors
and Officers of the Company.   Except as otherwise provided, each
of the following executive officers of the Company has served in his or her present capacity or capacities for more than the past five years.



                  NOMINEES FOR ELECTION AS DIRECTORS

                                         Shares of Common Stock
                                       of the Company
                                         Beneficially Owned
                        Year             Directly or       Percent
Name and Principal      Became           Indirectly as of   of
Occupation              Director  Age  March 24, 2002      Class


Joseph A. Bronsard       1995     68      1,100          0.32
 Executive Vice
 President,1995-2001;
 Plant Manager, Homasote
 Company, 1983-2000

Irving Flicker(1,2)      1960     87     30,132          8.64
 Chairman Emeritus,
 2000-present; Chairman
 of the Board,1972-2000;
 Chief Executive Officer,
 Homasote Company, 1979-
 1999

Michael R. Flicker(2)    1983     61     56,092         16.08
 Attorney-at-Law,
 Flicker & Kerin,
 Attorneys at Law,
 Menlo Park, CA, 1990-
 present; Private
 practice of law,
 1969-present

Warren L. Flicker(1,2)   1974       58     60,282         17.28
 Chairman and Chief
 Executive Officer,
 2000-present;
 President and Chief
 Operating Officer,1995-
 2000; Executive Vice
 President, Homasote
 Company, 1979-1994

Irene T. Graham, CPS     2000     80      2,000          0.57
 Corporate Secretary,
 2000; Retired, Former
 Corporate Secretary
 and member of the
 Board of Directors,
 Homasote Company,
 1985-1994
Peter J. McElvogue      2001        39       1,292          0.37
 President, Homasote
 Company, June 2000-
 Present; President,
 MMI, manufacturers'
 representative firm,
 Bensalem, PA, 1992-
 June 2000; Building
 Product Manager,
 Homasote Company,
 1986-1991

Peter N. Outerbridge     1960     73       1,363          0.39
 Chairman of the Board,
 Chelston Management
 Ltd., a provider of
 investment holding and
 management services,
 St. John's,
 Newfoundland, Canada,
 1996-present

James M. Reiser, C.P.A.  1999     59       2,242          0.64
 Vice President & Chief
 Financial Officer,
 Homasote Company, March
 1999-Present; Controller,
 Trenton Alloy
 Fabricating, Inc., a
 metal fabricator,
 Trenton, NJ, 1996-1999;
 Financial Consultant,
 Tumi Luggage, a
 manufacturer and
 distributor of luggage
 products, Middlesex, NJ,
 1995-1996; Controller,
 York Luggage Co., a
 manufacturer and distributor
 of luggage products
 Lambertville, NJ 1977-1995.

Charles A. Sabino,       1998     62      7,671           2.20
 C.P.A., J.D. Tax
 Consultant, Self-
 Employed present;
 Managing Partner,
 KPMG Peat Marwick LLP,
 Princeton, NJ 1967-1997,
 Certified Public
 Accountants for
 the Company


Norman Sharlin           1998     61      2,000           0.57
 President and
 Chief Operating
 Officer, Sharlin
 Lite Corporation of
 America, distributor
 of lighting products,
 Ewing Twp., NJ,
 1978-present

All directors and officers as a         164,174          47.06
 group (10) including those named
 above

(1)  Warren L. Flicker is the son of Irving Flicker.
(2) Michael R. Flicker is the son of Irving Flicker and brother of Warren L. Flicker.





































                       OTHER INFORMATION

  The Board of Directors held four meetings in 2001. With the exception of Michael R. Flicker and Peter Outerbridge who attended 50% of the meetings, all of the Directors attended 100% of the meetings. The Directors who are not employees of the Company are each compensated with a retainer fee of $4,000 and, in addition, $500 per Board meeting attended. Directors who are employees of the Company are each compensated with a retainer fee of $1,000, but are not separately compensated for attendance at Board meetings.

  Irving Flicker, Warren L. Flicker, James M. Reiser, and Norman Sharlin are Trustees of The Homasote Foundation, a non-profit corporation which distributes payments made by the Company for charitable and educational purposes. The Homasote Foundation owns 1,052 shares of the common stock of the Company.

  The Company does not have a standing Nominating Committee or any standing committee performing a similar function. The functions customarily performed by such a committee are considered the responsibility of the Board of Directors as a whole.

Report of Audit Committee

  The Board of Directors of the Company maintains an Audit Committee, the primary functions of which are to assist the Board in fulfilling its responsibility to (i) oversee management's conduct of the Company's financial reporting process, (ii) assist the Board in carrying out its fiduciary duties, and (iii) provide a channel of communication between the Board and the Company's outside auditors. On December 1, 2000, the Board of Directors adopted a written Charter of the Audit Committee.

  Since the beginning of 2001, the Audit Committee has done the following:

     (1) reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2001 (the "Audited Financial Statements") with management of the Company,
     (2) discussed with the independent auditors the matters required to be discussed by SAS 61 (Communications with Audit
   Committees), as may be modified or supplemented, and
     (3) received the written disclosure and the letter from the independent auditors of the Company required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent auditors their independence.

  Based on the review and discussions referred to in items (1) through (3) above, the Audit Committee recommended to the Board of Directors that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.




  Peter N. Outerbridge, Charles A. Sabino and Norman Sharlin,
Directors of the Company, are the members of the Company's Audit
Committee, which held two meetings during 2001. Mr. Sabino serves as Chairman of the Audit Committee.

  All members of the Audit Committee are independent as defined in Rule 4200(a)(15) of the NASD's listing standards, as such Rule may be modified or supplemented.

Audit And Non-Audit Fees

  The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's
Audited Financial Statements for 2001, and fees billed for other services rendered by KPMG LLP.

  Audit Fees, excluding audit related     $59,000
                                           ======
  Financial information systems design
   and implementation fees                $     0
                                              ======
  All other fees:
       Audit related fees (1)             $11,000
       Other non-audit services fees      $     0
                                           ______
  Total all other fees                    $11,000
                                              ======

(1) Audit related fees consisted of audits of financial statements of certain employee benefit plans.


                     EXECUTIVE COMPENSATION

  Compensation for the Company's executive officers is the responsibility of the Board of Directors, based on recommendations of the Company's Compensation Committee. The members of the Compensation Committee are Irving Flicker, Warren L. Flicker, James
M. Reiser and Charles A. Sabino. Each executive officer's salary is based on his specific responsibilities, overall performance, and employment contract when applicable. The Compensation Committee also periodically recommends awards of discretionary bonuses to executive officers. The bonuses are based upon the performance of the individual executive and the financial results of the Company.

  The following table sets forth certain information with regard to compensation awarded to, earned by, or paid by the Company in each of the Company's last three fiscal years to (i) the Chief Executive Officer of the Company, and (ii) the three highest compensated executive officers of the Company (other than the Company's Chief Executive Officer) who were serving as executive officers of the Company at December 31, 2001.



                      SUMMARY COMPENSATION TABLE
                         ANNUAL COMPENSATION

                                     Other Annual All Other
Name and Principal    Year Salary  Bonus Compen.(1,2) Compen.(3,6)
Position                   ($)    ($)      ($)         ($)
                                  C>

Warren L. Flicker(4)  2001 210,000 31,500   1,000    8,010
Chairman and Chief    2000 200,000 40,000   1,000      424
Executive Officer     1999 150,000    ---   1,000      127

Peter J. McElvogue(5) 2001 150,000   15,000   1,000    2,750
President             2000  67,500  3,000              584

Joseph A. Bronsard    2001  90,000    ---  61,000    1,355
Exec. V. President    2000  90,000 13,500   1,000    1,866
and Plant Manager     1999  80,958    ---   1,000      923

James M. Reiser       2001  90,000 18,000   1,000    1,398
Vice President and      2000  90,000 13,500   1,000      799
Chief Financial       1999  66,667    ---   1,000       94
Officer


(1) The incremental cost to the Company of perquisites and other personal benefits did not for any year exceed 10% of any named executive's total annual salary and bonus.

(2) Fees paid for service as Directors, except for Joseph A.
    Bronsard who received a severance payment of $60,000 and Directors fees of $1,000.

(3) Amounts for 2001 represent (i) Company contributions to its Savings Plan on behalf of Peter J. McElvogue ($1,500), James M. Reiser ($750), and Joseph A. Bronsard ($750) and (ii) amounts paid by the Company for life insurance on Joseph A. Bronsard ($605), Warren L. Flicker ($8010), Peter J. McElvogue ($1250) and James M. Reiser ($648).

(4) The Company has an employment contract with Warren L. Flicker dated and effective as of May 7, 1999, providing for his continued employment in a full-time capacity until May 6,
    2009,   at an annual salary of $200,000, adjusted biennially
    for changes in the Consumer Price Index (as defined), with the right to receive such additional executive compensation as may be granted by the Board of Directors of the Company and its subsidiary. Warren L. Flicker voluntarily deferred the effective date of his increase in salary under such employment contract until January 1, 2000, in order to improve results of operations of the Company for 1999.

(5) The Company has an employment contract with Peter J. McElvogue dated and effective as of July 1, 2000, providing for his continued employment in a full-time capacity until June 30, 2010, at an annual salary rate in 2000 of $135,000, increasing to $150,000 in 2001 and adjusted biennially thereafter for changes in the Consumer Price Index (as defined), with the right to receive such additional executive compensation as may be granted by the Board of Directors of the Company and its subsidiary.
(6) The Company instituted a Supplemental Retirement Plan effective January 1, 1978, for certain key employees. Payment is based on "average annual earnings," which is defined as the average basic earnings in the five calendar years out of the ten calendar years of employment prior to the employee's retirement for which the employee received the highest earnings. As of this date, the Plan is unfunded.
    (Table on next page)

FIVE YEAR AVERAGE  ANNUAL BENEFIT FOR YEARS OF CREDITED SERVICE
ANNUAL EARNINGS    PRIOR TO REDUCTION FOR SOCIAL SECURITY AND
                   COMPANY PROVIDED PENSION BENEFITS

          10 Years  15 Years      20 Years   30 Years 40 Years


$ 50,000  $12,500   $ 18,750      $ 25,000   $ 25,000 $ 25,000
 100,000   25,000     37,500        50,000     50,000   50,000
 150,000   37,500     56,250        75,000     75,000   75,000
 200,000   50,000     75,000       100,000    100,000  100,000
 250,000   62,500     93,750       125,000    125,000  125,000
 300,000   75,000    112,500       150,000    150,000  150,000
 350,000   87,500    131,250       175,000    175,000  175,000

  The current years of credited service of the individuals set forth in the table above are:
Warren L. Flicker, 36 and Joseph A. Bronsard, 33.

    In November 1975, the Board of Directors adopted a Savings Plan effective April 1, 1976, in which all employees are eligible to participate. Under the Savings Plan, each employee may contribute up to 15% (50% in 2002) of his or her total monetary compensation, limited to a maximum of $10,500 ($11,000 in 2002). The Savings Plan provides for contributions by the Company of 25% of the first 4% or fraction thereof contributed by each participating employee. Effective November 1, 2000, the Company amended and restated the Savings Plan in its entirety to convert the Savings Plan to a plan that qualifies and meets the requirements under Section 401(k) of the Internal Revenue Code. Additionally, as of such date, the Company appointed Vanguard Fiduciary Trust Company, Inc. as trustee of the Savings Plan, with funds of the Savings Plan to be invested in those mutual funds of the Vanguard Group selected by the Company's Savings Plan Administrative Committee and as designated by the participating employee.













                     FIVE-YEAR COMPARISONS

PERFORMANCE GRAPH

  The following graph compares for the five years ended December 31, 2001, the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Lipper Small Company Index and with the cumulative total return on the Russell 2000 Index. The graph assumes that $100 was invested on December 31, 1996, in each of the Company's Common Stock, the Lipper Small Company Index and the Russell 2000 Index, and that all dividends were reinvested.



         INFORMATION CONCERNING THE COMPANY'S AUDITORS

  The Board of Directors has selected KPMG LLP as the auditors for the Company for the fiscal year ending December 31, 2002. KPMG LLP acted as the Company's independent auditors for the fiscal year ended December 31, 2001. A member of the firm of KPMG LLP is expected to be present at the meeting and, if present, will have an opportunity to make a statement if he/she desires to do so and to respond to appropriate questions.

                         OTHER BUSINESS

  The Board of Directors does not know of any business to be presented at the Annual Meeting other than that which is specifically referred to in the Proxy and this Proxy Statement. However, if any other matter should properly come before the meeting, it is intended that votes will be cast pursuant to the Proxy in respect thereto in accordance with the best judgment of the persons acting as Proxies.

                     STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the Annual Meeting in 2003 must be received by the Company at its executive offices (please address to the attention of Jennifer D. Bartkovich, Secretary), P.O. Box 7240, West Trenton, New Jersey 08628-0240, for inclusion in the Proxy Statement and form of Proxy relating to that meeting by December 4, 2002. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the Proxy Rules of the Securities and Exchange Commission.

               EXPENSE OF SOLICITATION OF PROXIES

  The cost of this solicitation of Proxies will be borne by the Company. The Proxies will be solicited principally through the use of the mails, but officers and regular employees of the Company may solicit Proxies personally or by telephone or facsimile. The Company reimburses banks, brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy material to their principals.

  A copy of the Company's Annual Report on Form 10-K including the financial statements and schedules thereto is available, without charge, on written request directed to Jennifer D. Bartkovich, Secretary, Homasote Company, P.O. Box 7240, West Trenton, New Jersey 08628-0240.

                                By Order of the Board of
Directors

                                JENNIFER D. BARTKOVICH
                                Secretary
April 3, 2002